This Warrant was originally issued on [date] and has not been registered under the Securities Act of 1933, as amended (the "Act"), or any state securities laws. This Warrant may not be transferred in the absence of an effective registration statement under the Act (and other applicable securities laws) or an available exemption therefrom.

COMMON STOCK PURCHASE WARRANT

Date of Issuance: _____________	Certificate No. W-___

For value received, Exabyte Corporation, a Delaware corporation (the "Company"), hereby grants to __________________ , or its transferees and assigns, the right to purchase from the Company a total of ____________________ (_____) shares of the Company's Common Stock, $.001 par value (the "Warrant Shares"), at a price of $___ per share (the "Exercise Price"). The Exercise Price and number of Warrant Shares (and the amount and kind of other securities) for which this Warrant is exercisable shall be subject to adjustment as provided herein. This Warrant is one of the stock purchase warrants (collectively, the "Warrants") issued pursuant to Section 2.3 of the Series I Preferred Stock Purchase Agreement dated as of May 17, 2002 among the Company and the Purchasers signatory thereto.

          SECTION 1. Exercise of Warrant.

                    1A. Exercise Period. The purchase rights represented by this Warrant may be exercised, in whole or in part, at any time and from time to time during the period (the "Exercise Period") beginning on the Date of Issuance and ending on the tenth anniversary of the Date of Issuance or, if such day is not a business day, on the next succeeding business day. The Company will give the Registered Holder of this Warrant written notice of the expiration of the Exercise Period at least 30 days (but no more than 45 days) prior to the date of such expiration.

                    1B. Exercise Procedure.

                     (i) This Warrant shall be deemed to have been exercised when all of the following items have been delivered to the Company (the "Exercise Time"):

                               (a) a completed Exercise Agreement, as described in Section 1C below, executed by the person exercising all or part of the purchase rights represented by this Warrant (the "Purchaser");

                               (b) this Warrant;

                     (c) if the Purchaser is not the registered holder of this Warrant reflected in the Company's records maintained pursuant to Section 7 hereof (the "Registered Holder"), an Assignment or Assignments in the form set forth in Exhibit II hereto evidencing the assignment of this Warrant to the Purchaser; and

                     (d) either (x) a check payable to the Company in an amount equal to the product of the Exercise Price multiplied by the number of Warrant Shares being purchased upon such exercise (the "Aggregate Exercise Price"), (y) the surrender to the Company of shares of the Company's Common Stock having a fair market value equal to the Aggregate Exercise Price, or (z) the delivery of a notice to the Company that the Purchaser is exercising the Warrant by authorizing the Company to reduce the number of Warrant Shares subject to the Warrant by that number of shares having an aggregate "spread" (i.e., the excess of fair market value over the Exercise Price) equal to the Aggregate Exercise Price. For purposes of this provision, "fair market value" shall mean, in the case of Common Stock, the average of the closing sales prices for the Common Stock on the principal national securities exchange on which the Common Stock is listed (or on the NASDAQ National Market System in the event that the Common Stock is not listed on a national securities exchange) for the 30 trading days preceding the date of exercise or, in the event that the Common Stock is not listed on a national securities exchange or quoted in the NASDAQ National Market System, the value of the Common Stock as determined in good faith by the Company's board of directors.

                     (ii) Certificates for Warrant Shares purchased upon exercise of this Warrant shall be delivered by the Company to the Purchaser within three business days after the date of the Exercise Time together with any cash payable in lieu of a fraction of a share pursuant to Section 8 hereof. Unless this Warrant has expired or all of the purchase rights represented hereby have been exercised, the Company shall prepare a new Warrant, substantially identical hereto, representing the rights formerly represented by this Warrant which have not expired or been exercised and shall deliver such new Warrant to the person designated for delivery in the Exercise Agreement concurrently with the delivery of certificates for Warrant Shares.

                     (iii) The Warrant Shares issuable upon the exercise of this Warrant shall be deemed to have been issued to the Purchaser at the Exercise Time, and the Purchaser shall be deemed for all purposes to have become the record holder of such Warrant Shares at the Exercise Time.

                     (iv) The issuance of certificates for Warrant Shares upon exercise of this Warrant shall be made without charge to the Registered Holder for any issuance tax in respect thereof or other cost incurred by the Company in connection with such exercise and the related issuance of Warrant Shares, except for any taxes or changes payable in connection with the issuance of Warrant Shares to any Person other than the Registered Holder.

                     (v) The Company shall not close its books against the transfer of this Warrant or of any Warrant Shares issued or issuable upon the exercise of this Warrant in any manner which interferes with the timely exercise of this Warrant.

                     (vi) The Company shall at all times reserve and keep available out of its authorized but unissued capital stock, solely for the purpose of issuance upon the exercise of this Warrant, the maximum number of Warrant Shares issuable upon the exercise of this Warrant. All Warrant Shares which are so issuable shall, when issued and upon the payment of the applicable Exercise Price, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges.

          SECTION 2. Adjustment of Exercise Price and Number of Warrant Shares. In order to prevent dilution of the rights granted under this Warrant, the Exercise Price and the number of Warrant Shares or other securities obtainable upon exercise of this Warrant shall be subject to adjustment from time to time as provided in this Section 2.

                    2A. Adjustment for Stock Splits and Combinations. If the Company at any time after the Date of Issuance effects a subdivision of the outstanding Warrant Shares, the Exercise Price in effect immediately prior to that subdivision shall be proportionately decreased. Conversely, if the Company any time after the Date of Issuance combines the outstanding Warrant Shares into a smaller number of shares, the Exercise Price in effect immediately prior to the combination shall be proportionately increased. Any adjustment under this Section 2A shall become effective at the close of business on the date the subdivision or combination becomes effective.

                    2B. Adjustment for Stock Dividends and Distributions. If the Company at any time after the Date of Issuance makes, or fixes a record date for the determination of holders of Warrant Shares entitled to receive, a dividend or other distribution payable in additional Warrant Shares, in each such event the Exercise Price then in effect shall be decreased as of the time of such issuance or, in the event such record date is fixed, as of the close of business on such record date, by multiplying the Exercise Price then in effect by a fraction (1) the numerator of which is the total number of Warrant Shares issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and (2) the denominator of which is the total number of Warrant Shares issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of Warrant Shares issuable in payment of such dividend or distribution; provided, however, that if such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Exercise Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Exercise Price shall be adjusted pursuant to this Section 2B to reflect the actual payment of such dividend or distribution.

                    2C. Adjustments for Other Dividends and Distributions. If the Company at any time after the Date of Issuance makes, or fixes a record date for the determination of holders of Warrant Shares entitled to receive a dividend or other distribution (other than a dividend or distribution payable solely in Warrant Shares), in each such event provision shall be made so that the holder of this Warrant shall receive upon exercise hereof, in addition to the number of Warrant Shares receivable thereupon, the dividend or distribution which such holder would have received had such exercise occurred immediately prior to such event.

                    2D. Adjustment for Reclassification, Exchange and Substitution. If at any time after the Date of Issuance the Warrant Shares issuable upon exercise of this Warrant are changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend or a reorganization, merger or consolidation provided for elsewhere in this Section 2), in any such event this Warrant shall thereafter represent the right to receive upon exercise hereof the kind and amount of stock and other securities and property receivable in connection with such recapitalization, reclassification or other change with respect to the maximum number of Warrant Shares issuable upon exercise of this Warrant immediately prior to such recapitalization, reclassification or change, all subject to further adjustments as provided herein or with respect to such other securities or property by the terms thereof.

                    2E. Reorganizations, Mergers or Consolidations. If at any time after the Date of Issuance the Warrant Shares are converted into other securities or property, whether pursuant to a reorganization, merger, consolidation or otherwise (other than a recapitalization, subdivision, combination, reclassification, exchange or substitution of shares provided for elsewhere in this Section 2), as a part of such transaction, provision shall be made so that this Warrant shall thereafter represent the right to receive upon exercise hereof the number of shares of stock or other securities or property to which a holder of the maximum number of Warrant Shares issuable upon exercise of this Warrant immediately prior to such transaction would have been entitled in connection with such transaction, subject to further adjustments as provided herein or with respect to such other securities or property by the terms thereof. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 2 with respect to the rights of the holder of this Warrant after such transaction to the end that the provisions of this Section 2 (including adjustment of the Exercise Price and the number of Warrant Shares issuable upon exercise of this Warrant) shall be applicable after that event and be as nearly equivalent as practicable. The Company shall not be a party to any reorganization, merger or consolidation in which the Company is not the surviving entity unless the entity surviving such transaction assumes, by written instrument satisfactory to the holders of a majority of the outstanding Warrants, all of the Company's obligations hereunder.

                    2F. Certificate of Adjustment. In each case of an adjustment or readjustment of the Exercise Price, the Company, at its expense, shall compute such adjustment or readjustment in accordance with the provisions hereof and prepare a certificate showing such adjustment or readjustment, and shall mail such certificate, by first class mail, postage prepaid, to the Registered Holder of this Warrant. The certificate shall set forth such adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based.

                    2G. Adjustment of Number of Warrant Shares. Upon each adjustment of the Exercise Price hereunder, the number of Warrant Shares acquirable upon exercise of this Warrant shall be adjusted to equal the number of shares determined by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares acquirable upon exercise of this Warrant immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment.

                    2H. Notices. The Company shall give written notice to the Registered Holder of this Warrant at least 15 days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the Common Stock, (B) with respect to any pro rata subscription offer to holders of Common Stock or (C) for determining rights to vote with respect to any transaction described in Section 2D or 2E hereof or any dissolution or liquidation of the Company.

          SECTION 3. Warrant Transferable. This Warrant and the purchase rights represented hereby are transferable, in whole or in part, without charge to the Registered Holder upon surrender of this Warrant with a properly executed assignment (in the Form of Exhibit II hereto) at the principal office of the Company.

          SECTION 4. Warrant Exchangeable for Different Denominations. This Warrant is exchangeable, upon the surrender hereof by the Registered Holder at the principal office of the Company, for new Warrants of like tenor representing in the aggregate the purchase rights hereunder, and each of such new Warrants shall represent such portion of such rights as is designated by the Registered Holder at the time of such surrender.

          SECTION 5. Replacement. Upon receipt of evidence reasonably satisfactory to the Company (an affidavit of the Registered Holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing this Warrant, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Company (provided that if the holder is a financial institution or other institutional investor its own agreement shall be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Company shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the same rights represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

          SECTION 6. Amendment and Waiver. Except as otherwise provided herein, the provisions of this Warrant may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the prior affirmative vote or written consent of the holders of Warrants representing not less than two-thirds of the Warrant Shares issuable upon exercise of all then-outstanding Warrants.

          SECTION 7. Warrant Register. The Company shall maintain at its principal executive offices books for the registration of ownership and transfer of this Warrant. The Company may deem and treat the Registered Holder as the absolute owner hereof (notwithstanding any notation of ownership or other writing thereon made by anyone) for all purposes and shall not be affected by any notice to the contrary.

          SECTION 8. Fractions of Shares. The Company may, but shall not be required to, issue a fraction of a Warrant Share upon the exercise of this Warrant in whole or in part. As to any fraction of a share which the Company elects not to issue, the Company shall make a cash payment in respect of such fraction in an amount equal to the same fraction of the fair market value of a Warrant Share on the date of such exercise.

          SECTION 9. Governing Law. This Warrant shall be governed by and construed in accordance with the domestic laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

* * * * *

          IN WITNESS WHEREOF, the Company has caused this Warrant to be signed and attested by its duly authorized officers under its corporate seal and to be dated the date hereof.

EXABYTE CORPORATION

By:
Name:
Title:

Attest:

Secretary

EXHIBIT I

EXERCISE AGREEMENT

To:	Dated:

The undersigned, pursuant to the provisions set forth in the attached Warrant (Certificate No. W-____), hereby agrees to subscribe for the purchase of ______ Warrant Shares covered by such Warrant and makes payment herewith in full therefor at the price per share provided by such Warrant.

The undersigned requests that a certificate for such Warrant Shares be registered in the name of __________________ whose address is _________________________________ and whose social security number or other identifying number is ___________, and that such certificate be delivered to _________________ whose address is _________________________. If said number of Warrant Shares is less than all of the Warrant Shares purchasable hereunder, the undersigned requests that a new Warrant evidencing the right to purchase the remaining balance of Warrant Shares for which this Warrant is exercisable be registered in the name of __________________ whose address is _________________________ and whose social security number or other identifying number is _________, and that such certificate be delivered to ______________ whose address is ____________________________________.

Signature

Address

EXHIBIT II

ASSIGNMENT

FOR VALUE RECEIVED, __________________ hereby sells, assigns and transfers all of the rights of the undersigned under the attached Warrant (Certificate No. W- ) with respect to the number of the Warrant Shares covered thereby set forth below, unto:

Names of Assignee	Address	No. of Warrant Shares

Dated:	Signature

Witness